INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-36184 of Patient InfoSystems, Inc. on Form S-8 of our report dated March 19, 2002 (March 28, 2002 as to Note 3) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), appearing in this Annual Report on Form 10-K of Patient InfoSystems, Inc. for the year ended December 31, 2001.




Deloitte & Touche LLP
Rochester, New York
April 8, 2002